CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of Palmer Square Opportunistic Income Fund and to the use of our report dated August 27, 2014 on the financial statements of Palmer Square Opportunistic Income Fund.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
August 27, 2014